UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35908 (Commission File Number)	46-1214914 (IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia (Address of principal executive offices)	23462 (Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Eric L. Smith, the Chief Operating Officer of Armada Hoffler Properties, Inc. (the “Company”), resigned from the Company effective November 12, 2018 (the “Effective Date”). In connection with Mr. Smith’s resignation, the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Mr. Smith on November 9, 2018, pursuant to which, among other things, (i) Mr. Smith will receive his current base salary for 12 months after the Effective Date, payable in accordance with the Company’s regular payroll practices, (ii) Mr. Smith’s 9,967 unvested restricted shares of the Company’s common stock vested and all of his other outstanding equity awards were forfeited, in each case on the Effective Date, and (iii) the Company agreed to pay the COBRA premiums necessary to continue Mr. Smith’s and his covered dependents’ health insurance coverage in effect on the Effective Date for a transition period of up to 12 months. In addition, under the Separation Agreement, Mr. Smith is subject to a one-year non‑competition provision, a one-year non-solicitation provision and certain non-disparagement, confidentiality and other customary obligations. Mr. Smith’s benefits under the Separation Agreement are subject to his compliance with these and other obligations under the Separation Agreement, as well as a general release of claims against the Company. Mr. Smith’s responsibilities will be re-allocated to various employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: November 13, 2018	By: /s/ Michael P. O’Hara__________________
Michael P. O’Hara
Chief Financial Officer, Secretary and Treasurer